Schedule 13G
                                                          Initial Filing
                                                          March 1, 1999



                                    EXHIBIT 1
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                            STATEMENT OF JOINT FILING
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           Pursuant  to  Reg.  Section  240.13d-1(k)(1)(iii)  of the  Securities
Exchange Act of 1934, the foregoing Schedule 13G is filed on behalf of Sequoia Corporation and Amy Greif.




                                    SEQUOIA CORPORATION



March 1, 1999                        By:  /s/ Amy Greif
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                                          Amy Greif, President



March 1, 1999                       /s/ Amy Greif
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                                    Amy Greif